UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2020

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 E. HILLSDALE BLVD., SUITE 250
FOSTER CITY, CALIFORNIA 94404
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Termination of “At-the-Market” Offering Prospectus Supplement

Pursuant to that certain At Market Issuance Sales Agreement, dated May 18, 2018 (the “Sales Agreement”), that Geron Corporation (the “Company”) entered into with B. Riley FBR, Inc. (“B. Riley”), the Company may offer and sell, from time to time, shares of its common stock through B. Riley, acting as agent, through an “at the market offering” as defined in Rule 451(a)(4) (the “ATM Offering”), promulgated under the Securities Act of 1933, as amended. On July 10, 2018, the Company filed a prospectus supplement (the “ATM Prospectus Supplement”) pursuant to which it may offer and sell, from time to time, shares of its common stock having an aggregate offering price of up to $62,821,700 through B. Riley under the Sales Agreement. As of the date of this report, the Company has sold $26,291,652 of shares of common stock under the ATM Offering. Effective as of the date of this report, the Company has terminated the ATM Prospectus Supplement, but the Sales Agreement remains in full force and effect. The Company will not make any sales of common stock under the ATM Offering unless and until it files an updated prospectus supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION
Date:	May 21, 2020	By:	/s/ Stephen N. Rosenfield
			Name:	Stephen N. Rosenfield
			Title:	Executive Vice President, Chief Legal
Officer and Corporate Secretary